SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/ A
AMENDMENT #1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WANSHAN RESOURCES CORP.

(Name of Small Business Issuer in its Charter)

Nevada	1000	N/A
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

Room 602 6/F East Town Building 41	National Registered Agents Inc., of NV
Lockhart Road Wan Chai,	1000 East William Street, Suite 204
Hong Kong	Carson City, NV, 89701
852-21108256 (TEL)	800-767-1553
852-21101867 (FAX)
(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)

Please send copies of all correspondence to:

Michael J. Morrison
1495 Ridgeview Drive, Suite 220
Reno, Nevada, 89518
Telephone: (775) 827-6300, Facsimile: (775) 827-6311

Approximate date of proposed sale to the public: After this registration statement becomes effective

If the securities being registered herein will be sold by the security shareholders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

Large accelerated filer   ☐                                                                                           Accelerated filer  ☐
Non-accelerated filer     ☐                                                                                             Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock by Company par value $0.0001	30,000,000	$0.002	$60,000	$4.28 (3)

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933.

(3) Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

WANSHAN RESOURCES CORP.

UP TO 30,000,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of WANSHAN RESOURCES CORP. ("Wanshan", the "Company", "us", "we", "our") and it is not presently traded on any market or securities exchange. We are offering up to 30,000,000 shares of common stock for sale by us to the public.

The offering of  up to  30,000,000 shares is a "best efforts" offering, which means that our director and officer will use  her best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.002 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. This offering will continue for the earlier of: (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 30,000,000 shares registered hereunder have been sold. We may at our discretion extend the offering for an additional 90 days. Proceeds from the sale of the shares will be used to fund the initial stages of our business development and will be immediately available to us as there have been no arrangements to place the funds in escrow. This offering will end no later than 180 days from the offering date. The offering date is the date by which this registration statement becomes effective. This is a direct participation offering since we, and not an underwriter, are offering the stock.

There can be no assurance that all or any shares being offered in this Prospectus are going to be sold and that we will be able to raise any funds from this offering.

SHARES OFFERED BY COMPANY	PRICE TO PUBLIC	SELLING AGENT COMMISSIONS	PROCEEDS TO THE COMPANY
Per Share	$0.002	Not applicable	$0.002
Minimum Purchase	None	Not applicable	Not applicable
Maximum (30,000,000 shares)	$60,000	Not applicable	$60,000

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved of these securities, endorsed the merits of this offering, or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE. INVESTORS SHOULD BE ABLE TO AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES AND WE SHALL NOT SELL ANY OF THESE SECURITIES IN ANY STATE WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER SUCH STATE'S SECURITIES LAWS.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus.

THE DATE OF THIS PROSPECTUS IS ______________, 2011

The following table of contents has been designed to help you find important information contained in this Prospectus. We encourage you to read the entire Prospectus.

PROSPECTUS SUMMARY

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”.  Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  These include, among others, the cautionary statements in the “Risk Factors” section beginning on Page 10 of this Prospectus and the “Management's Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including "Risk Factors" beginning on Page 10 , and the consolidated financial statements, before making an investment decision.

All dollar amounts refer to US dollars unless otherwise indicated.

Unless otherwise noted, All references to “us”, “we”, “our” relate to Wanshan Resources Corp., a Nevada corporation and Wanshan Resources Corp., a British Virgin Islands corporation.
BUSINESS

We are an exploration stage company, incorporated in the State of Nevada on June 14, 2010, as a for-profit company, and electing a fiscal year end of July 31. We have one operating subsidiary, Wanshan Resources Corp., incorporated  and existing under the laws of the British Virgin Islands (“Wanshan BVI”).  Wanshan BVI will be responsible for the day to day operations at the Yongfu Property and Wanshan Resources Corp., the Nevada parent company will be responsible for all operations within North America.  These will primarily include capital raising activities and administrative operations focused on compliance with state and federal reporting obligations.   Our business office is located at Room 602, 6/F East Town Building 41 Lockhart Road Wan Chai, Hong Kong and our registered office is located at 1000 East William Street, Suite 204, Carson City, Nevada, 89701. Our telephone number is 852-21108256.

We are an exploration stage company and  plan on engaging  in the exploration and development of mineral resources.  We have acquired an option to  purchase a property in Yongfu County, Guilin City, Guanxi Province, People’s Republic of China (“PRC”) which we plan to explore for Zinc and Lead deposits.  This property is described in “Description of Property” further in this Prospectus.    We have had limited operations and have been issued a "going concern" opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

OUR OFFERING

We have 40,000,000 shares of common stock issued and outstanding. Through this offering we will register 30,000,000 shares of common stock for offering to the public. These shares represent additional common stock to be issued by us. We may endeavor to sell all 30,000,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.002 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

Securities being offered by the Company.	Up to 30,000,000 shares of common stock, par value $0.0001 offered by us in a direct offering.

Offering price per share	We are offering up to 30,000,000 shares of our common stock at $0.002.

Number of shares outstanding before the offering of common shares	40,000,000 common shares are currently issued and outstanding.

Number of shares outstanding after the offering of common shares	70,000,000 common shares will be issued and outstanding if we sell all of the shares that we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.002. The offering price for the shares will remain $0.002 per share for the duration of the offering.

Use of Proceeds
We will receive all proceeds from the sale of the common stock and intends to use the proceeds from this offering, to begin implementing the business and marketing plan. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $15,000.00 are being paid for by us.

Termination of the Offering
This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 30,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. In any event, the offering will end within 180 days of this Registration Statement being declared effective.

Terms of the Offering	Our sole officer and director will sell the common stock upon effectiveness of this registration statement on a BEST EFFORTS basis.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management's Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

	PERIOD FROM INCEPTION ON JUNE 14, 2010 TO JULY 31, 2010 (AUDITED) ($)	THREE MONTHS ENDED OCTOBER 31, 2010 (UNAUDITED) ( $ )
Revenue	$-	$-
Expenses	$7,004	$7,873
Net Loss	$7,004	$7,873
Net Loss per share	$0.00	$0.00

	AS AT JULY 31, 2010 (AUDITED) ($)	AS AT OCTOBER 31, 2010 (UNAUDITED) ($)
Working Capital	$12,996	$5,123
Total Assets	$20,396	$6,123
Total Current Liabilities	$7,400	$1,000

As indicated in the financial statements accompanying this prospectus, we have had no revenue to date and have incurred only losses since inception. We have had limited operations and have been issued a "going concern" opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Associated with our Business

We are an exploration stage corporation, lack a business history and have losses that we expect to continue into the future. If the losses continue we will have to suspend operations or cease functioning.

We were incorporated on June 14, 2010, and have only started our proposed business but have not realized any revenues. We have no business history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $ 14,877 . Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	our ability to find a profitable exploration property;
•	our ability to generate revenues; and
•	our ability to reduce exploration costs.

There can be no assurance that we will be able to achieve any of the above and if our losses continue we will have to suspend operations or cease functioning.

Because of the speculative nature of exploration of mineral properties, we may never discover a commercially exploitable quantity of minerals, our business may fail and investors may lose their entire investment.

We are in the very early exploration stage and cannot guarantee that our exploration work will be successful, or that any minerals will be found, or that any production of minerals will be realized. The search for valuable minerals as a business is extremely risky.  We can provide investors with no assurance that exploration on our properties will establish that commercially exploitable reserves of minerals exist on our property.  Additional potential problems that may prevent us from discovering any reserves of minerals on our property include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. If we are unable to establish the presence of commercially exploitable reserves of minerals on our property our ability to fund future exploration activities will be impeded, we will not be able to operate profitably and investors may lose all of their investment in our company.

Because of the unique difficulties and uncertainties inherent in mineral exploration ventures, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.  The expenditures to be made by us in the exploration of the mineral claim may not result in the discovery of mineral deposits.  Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.  If the results of our exploration do not reveal viable commercial mineralization, we may decide to abandon our claims.  If this happens, our business will likely fail.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.

We have no known mineral reserves and we may not find any zinc or lead.  Even if we find zinc or lead it may not be in economic quantities. If we fail to find any zinc or lead or if we are unable to find zinc or lead in economic quantities, we will have to suspend operations.

We have no known mineral reserves. Even if we find zinc or lead, it may not be of sufficient quantity so as to warrant recovery. Additionally, even if we find zinc or lead in sufficient quantity to warrant recovery it ultimately may not be recoverable. Finally, even if any zinc or lead is recoverable, we do not know that this can be done at a profit. Failure to locate zinc or lead in economically recoverable quantities will cause us to suspend operations.

We may be adversely affected by fluctuations in ore metal resource prices. If prices decrease, we may be unable to achieve profitability.

The value and price of our shares of common stock, our financial results, and our exploration, development and mining activities, if any, may be significantly adversely affected by declines in the price of resource metals.  Mineral prices fluctuate widely and are affected by numerous factors beyond our control such as interest rates, exchange rates, inflation or deflation, fluctuation in the value of the United States dollar, Chinese Yuan Renminbi, and other foreign currencies, global and regional supply and demand, and the political and economic conditions of mineral producing countries throughout the world.

The prices used in making resource estimates for mineral projects are disclosed, and generally use significantly lower metal prices than daily metals prices quoted in the news media. The percentage change in the price of a metal cannot be directly related to the estimated resource quantities, which are affected by a number of additional factors. For example, a 10% change in price may have little impact on the estimated resource quantities, or it may result in a significant change in the amount of resources.  If prices decrease, we may be unable to achieve profitability.

Supplies needed for exploration may not always be available. If we are unable to secure exploration supplies we may have to delay our anticipated business operations.

Competition and unforeseen limited sources of supplies needed for our proposed exploration work could result in occasional spot shortages of supplies of certain products, equipment or materials. There is no guarantee we will be able to obtain certain products, equipment and/or materials as and when needed, without interruption, or on favorable terms. Such delays could affect our anticipated business operations and increase our expenses.

Management lacks formal training in mineral exploration. Our business, earnings and ultimate financial success could suffer irreparable harm as a result of management’s lack of experience in the industry.

As our business assets and our director and officer are located in China; investors may be limited in their ability to enforce US civil actions against our assets or our director and officer. You may not be able to receive compensation for damages to the value of your investment caused by wrongful actions by our director.

Our business assets are located in China and Ms. Liu, our sole director and officer is a resident of China. Consequently, it may be difficult for United States investors to affect service of process within the United States upon our assets or Ms. Liu, or to realize in the United States upon judgments of United States courts predicated upon civil liabilities under U.S. Federal Securities Laws. A judgment of a U.S. court predicated solely upon such civil liabilities may not be enforceable in China by a Chinese court if the U.S. court in which the judgment was obtained did not have jurisdiction, as determined by the Chinese court, in the matter. There is substantial doubt whether an original action could be brought successfully in China against any of our assets or Ms. Liu predicated solely upon such civil liabilities. You may not be able to recover damages as compensation for a decline in your investment.

Our officer and director has no professional accreditation or formal training in the business of mineral exploration. With no direct training or experience in these areas our management may not be fully aware of many of the specific requirements related to working within this industry. Decisions so made without this knowledge may not take into account standard engineering management approaches that experienced exploration corporations commonly make. Consequently, our business, earnings and ultimate financial success could suffer irreparable harm as a result of management’s lack of experience in the industry.

If our company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

Since our sole officer and director currently owns 100% of the outstanding common stock, investors may find that her decisions are contrary to their interest.  You should not purchase shares unless you are willing to entrust all aspects of management to our sole officer and director, or he r successors.

Our sole officer and director owns 40,000,000 shares of common stock representing 100% of our outstanding stock. Ms. Liu will own 40,000,000 shares of our common stock after this offering is completed representing 57% of our outstanding shares, assuming all securities are sold. As a result, she will have control of us even if the full offering is subscribed for and be able to choose all of our directors. Her interests may differ from the ones of other stockholders. Factors that could cause her interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and her ability to continue to manage the business given the amount of time she is able to devote to us.

All decisions regarding the management of our affairs will be made exclusively by her. Purchasers of the offered shares may not participate in our management and, therefore, are dependent upon her management abilities. The only assurance that our shareholders, including purchasers of the offered shares, have that our sole officer and director will not abuse her discretion in executing our business affairs, is her fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Ms. Liu also has the ability to accomplish or ratify actions at the shareholder level which would otherwise implicate her fiduciary duties if done as one of the members of our board of directors.

Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or her successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of our management.

Risks Associated with our Common Stock and This Offering

We do not intend to pay dividends on any investment in the shares of our stock.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future.  To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend.  Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price.  This may never happen and investors may lose all of their investment in us.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 200,000,000 shares of common stock, of which 40,000,000 shares are issued and outstanding. Our board of directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

Our stock is a penny stock.  Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock.  The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”.  The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.  The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.  We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Our security holders may face significant restrictions on the resale of our securities due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock.  There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities.  You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do wish to resell your shares, you will have to locate a buyer and negotiate your own sale. As a result, you may be unable to sell your shares, or you may be forced to sell them at a loss.

We intend to apply to have our common stock quoted on the OTC Bulletin Board. This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker–dealers in acting as a market-maker. Despite our best efforts, it may not be able to convince any broker/dealer to act as market–makers and make quotations on the OTC Bulletin Board.  We may consider pursuing a listing on the OTC Bulletin Board after this registration becomes effective and we have completed our offering. If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all.

Investing in our company may result in an immediate loss because buyers will pay more for our common stock than the pro rata value of our assets.

We have only been recently formed and has only a limited operating history and no earnings, therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Our net tangible book value per share of common stock as of July 31, 2010 was $0.0005.

The arbitrary offering price of $0.002 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.002. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if we obtain a listing on any exchange or become quoted on the OTC Bulletin Board.

As we do not have an escrow or trust account with subscriptions for investors, if we file for or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

We do not anticipate paying dividends in the foreseeable future, so there is will be less ways in which you can make a gain on any investment in us.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

Risks Related to our Financial Results and Need for Additional Financing

Our auditors’ reports contain a statement that our net loss and limited working capital raise substantial doubt about our ability to continue as a going concern.

Our independent registered public accountants have stated in their report, included in this Prospectus under the heading “Financial Statements” and dated as of September 5, 2010, that our significant operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern. We had a net loss of $7,004 for the fiscal year ended July 31, 2010. We will be required to raise substantial capital to fund our capital expenditures, working capital and other cash requirements since our current cash assets are exhausted. We are currently searching for sources of additional funding, including potential joint venture partners, while we continue the initial exploration phase on our mining claims. The successful outcome of future financing activities cannot be determined at this time and there are no assurances that, if achieved, we will have sufficient funds to execute our intended business plan or generate positive operational results.

We will need additional capital to achieve our current business strategy and our inability to obtain additional financing will inhibit our ability to expand or even maintain our exploration efforts.

In addition to our current accumulated deficit, we expect to incur additional losses in the foreseeable future. Until we are able to determine if there are mineral deposits available for extraction on our properties, we are unlikely to be profitable. Consequently, we will require substantial additional capital to continue our exploration activities. There is no assurance that we will not incur additional and unplanned expenses during our continuing exploration activities. When additional funding is required, we intend to raise funds either through private placements or public offerings of our equity securities. There is no assurance that we will be able to obtain additional financing through private placements and/or public offerings necessary to support our working capital requirements. To the extent that funds generated from any private placements and/or public offerings are insufficient, we will have to raise additional working capital through other sources, such as bank loans and/or financings. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms.

If we are unable to secure adequate sources of funds, we may be forced to delay or postpone the exploration of our properties, and as a result, we might be required to diminish or suspend our business plans. These delays in  exploration would have an adverse effect on our ability to generate revenues and could require us to possibly cease operations. In addition, such inability to obtain financing on reasonable terms could have a negative effect on our business, operating results or financial condition to such extent that we are forced to restructure, file for bankruptcy protection, sell assets or cease operations, any of which could put your investment dollars at significant risk.

We are incurring increased costs as a result of being a publicly-traded company.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the Securities and Exchange Commission, have required changes in corporate governance practices of public companies. These new rules and regulations have increased our legal and financial compliance costs and have made some activities more time-consuming and costly. They have also made it more difficult and more expensive for us to obtain director and officer liability insurance, which we currently cannot afford to do. As a result of the new rules, it may become more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur as a result of being a public company or the timing of such costs and/or whether we will be able to raise the funds necessary to meet the cash requirements for these costs.

Because we may never earn revenues from our operations, our business may fail and then investors may lose all of their investment in our company.

We have no history of revenues from operations.  We have never had significant operations and have no significant assets.  We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably.  We have a limited operating history and is in the exploration stage.  The success of our company is significantly dependent on the uncertain events of the discovery and exploitation of mineral reserves on our properties or selling the rights to exploit those mineral reserves.  If our business plan is not successful and we are not able to operate profitably, then our stock may become worthless and investors may lose all of their investment in our company.

Prior to completion of the exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims in the future, we will not be able to earn profits or continue operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability.  If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our company.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934, we will continue as a  reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through July 31, 2011, including a Form 10-K for the year ended July 31, 2011, assuming this registration statement is declared effective before that date.  At or prior to July 31, 2011, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.  We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on July 31, 2011.  If we do not file a registration statement on Form 8-A at or prior to July 31, 2011, we will continue as a reporting company and will not be subject to the proxy statement requirements of the 1934 Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.002. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by us.

	USE OF PROCEEDS TABLE
	IF 25% OF SHARES SOLD	IF 50% OF SHARES SOLD	IF 75% OF SHARES SOLD	IF 100% OF SHARES SOLD
GROSS PROCEEDS FROM THIS OFFERING	$15,000	$30,000	$45,000	$60,000
LESS: OFFERING EXPENSES
Accounting fees	3,500	3,500	3,500	3,500
Legal fees	9,500	9,500	9,500	9,500
Printing	500	500	500	500
Transfer Agent	1,500	1,500	1,500	1,500
TOTAL	$15,000	$15,000	$15,000	$15,000

LESS: EXPLORATION ACTIVITIES	$0	$13,000	$27,000	$41,500
LESS: ADMINISTRATION EXPENSES	$0	$2,000	$3,000	$3,500

Even if we are able to sell all of the securities being offered in this Prospectus, we will still require approximately $265,000 to cover our anticipated expenses over the next 12 months. Please review our disclosure titled “Plan of Operations” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” elsewhere in this Prospectus. Please note that there can be no assurance that we will be able to raise such funds.

If we are only able to sell less than 25% of the securities we are offering, substantially all of the funds raised by this offering will be spent on assuring that we meet our corporate and disclosure obligations so that we remain in good standing with the State of Nevada and maintain our status as a reporting issuer with the SEC.

DETERMINATION OF OFFERING PRICE

The offering price for the shares in this offering was arbitrarily determined. In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;

•	our new business structure and operations as well as lack of client base;

•	prevailing market conditions, including the history and prospects for our industry;

•	majority of mobile electronic services companies are not public and market conditions tend to be harder on new businesses;

•	our future prospects and the experience of our management;

•	our capital structure;

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The price of the current offering is fixed at $0.002 per share. This price is significantly greater than the price paid by our sole Officer and Director for common equity since our inception on June 14, 2010. Our sole officer and director paid $0.0005 per share, a difference of $0.0015 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets as of the date of our last audited financial statements. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold
Price per share	$0.0020
Net tangible book value per share before offering	$0.0005
Potential gain to existing shareholder	$0.0015
Net tangible book value per share after offering (if all shares sold)	$0.0009
Increase to present stockholders in tangible book value Per share after offering	$0.0004
Net Capital contributions by new stockholders	$60,000
Capital contribution by officer & director in June 2010	$20,000
Number of shares outstanding before the offering	40,000,000
Number of shares after offering held by existing stockholder	40,000,000
Percentage of ownership after offering (if all shares sold)	57.0%

DILUTION TO NEW SHAREHOLDERS	PERCENTAGE OF SHARES SOLD
	25%	50%	75%	100%
Per share offering price	$0.002	$0.002	$0.002	$0.002
Net tangible book value per Share before offering	$0.0005	$0.0005	$0.0005	$0.0005
Net tangible book value per Share after offering	$0.0006	$0.0007	$0.0008	$0.0009
Increase in book value attributable to new shareholders	$0.0001	$0.0002	$0.0003	$0.0004
Dilution to new shareholders	$0.0014	$0.0013	$0.0012	$0.0011

THE OFFERING

We are registering 30,000,000 shares of our common stock for offer and sale at $0.002 per share.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority (FINRA) before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.

We may not sell the shares registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Further, we will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Upon effectiveness, all of the shares being registered herein may become tradable. The stock may be traded or listed only to the extent that there is interest by broker-dealers in acting as a market maker in our stock. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTCBB after this registration becomes effective and we have completed our offering.

The price per share will remain at $0.002 even if we obtain a listing on any exchange or are quoted on the Over-The-Counter (OTC) Bulletin Board, the offering price of $0.002 will not change for the duration of the offering.

We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through Ms. Liu our Sole Officer and Director named herein. Ms. Liu will not receive any commissions or other remuneration of any kind in connection with her participation in this offering based either directly or indirectly on transactions in securities.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, (ii) the date on which all 30,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days.

Ms. Liu will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

1.	Ms. Liu is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation;

2.	Ms. Liu will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	Ms. Liu is not, nor will she be at the time of participation in the offering, an associated person of a broker-dealer; and

4.
Ms. Liu meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Ms. Liu, our only control person or affiliate, does not intend to purchase any shares in this offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will not use public solicitation or general advertising in connection with the offering. This offering will continue for the longer of: (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 30,000,000 shares registered hereunder have been sold. We may at our discretion extend the offering for an additional 90 days.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 200,000,000 common shares, $0.0001 par value and 50,000,000 preferred shares, par value $0.0001.

Common Stock

As of January 26, 2011 , we have 40,000,000 shares of our common stock outstanding. We do not have any outstanding warrants, options, or other convertible securities. Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by the Board of Directors out of funds legally available for dividends. Since our inception to August 3, 2010 no dividends have been declared.

We do not intend to issue any cash dividends in the future. We intend to retain earnings, if any, to finance the development and expansion of our business. However, it is possible that management may decide to declare a stock dividend in the future. Our future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Preferred Stock

We are authorized to issue up to 50,000,000 shares of $0.0001 par value preferred stock. We have no shares of preferred stock outstanding. Under our Articles of Incorporation, the Board of Directors has the power, without further action by the holders of the common stock, to determine the relative rights, preferences, privileges and restrictions of the preferred stock, and to issue the preferred stock in one or more series as determined by the Board of Directors. The designation of rights, preferences, privileges and restrictions could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Michael J. Morrison, 1495 Ridgeview Drive, Suite 220, Reno, Nevada, 89519, has passed upon certain legal matters in connection with the validity of the issuance of the shares of our common stock.

Yichien Yeh, CPA, of 6539 108th Street, Forest Hills, New York, 11375, has audited our Financial Statements for the period June 14, 2010 (date of inception) through July 31, 2010 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit (inception date June 14, 2010 through July 31, 2010)

BUSINESS DESCRIPTION
Overview

We are an exploration stage company, incorporated in the State of Nevada on June 14, 2010, as a for-profit company, and electing a fiscal year end of July 31. We have one operating subsidiary, Wanshan Resources Corp., incorporated  and existing under the laws of the British Virgin Islands (“Wanshan BVI”).  Wanshan BVI will be responsible for the day to day operations at the Yongfu Property and Wanshan Resources Corp., the Nevada parent company will be responsible for all operations within North America.  These will primarily include capital raising activities and administrative operations focused on compliance with state and federal reporting obligations.  We will need to raise $265,000, in addition to the proceeds of this offering, in order to implement our business plan.  Other than entering into the option agreement for the Yongfu Property, we have taken no concrete steps to implement our business plan at this time.

Our business office is located at Room 602, 6/F East Town Building 41 Lockhart Road Wan Chai, Hong Kong and our registered office is located at 1000 East William Street, Suite 204, Carson City, Nevada, 89701. Our telephone number is 852-21108256.

We are an exploration stage company and  plan to engage  in the exploration and development of mineral resources.  On July 9, 2010 we entered into an agreement to acquire an option to purchase a property in Yongfu County, Guilin City, Guanxi Province, People’s Republic of China (the “Yongfu Property”) which we plan to explore for Zinc and Lead deposits.  This property is described in “Description of Property” further in this Prospectus.  We anticipate conduction exploration activity on this property to ascertain whether production of Zinc and Lead will be financially feasible given the current market for these materials.  If our exploration activity results in a positive outlook for the commercialization of the property, we anticipate on exercising the option on the property and begin production.  However, there can be no assurance that we will raise sufficient funds to complete the type of exploration activity which will be necessary and then begin production.

We have had limited operations and have been issued a "going concern" opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.  We will need to raise $265,000 through the sale of our common stock, in addition to the proceeds of this offering, in order to implement our business plan.  Since our inception in June of 2010 we have been involved primarily in organizational and acquisition activities. We have raised some initial capital, acquired an option on a mineral property, developed a short-term and long term corporate strategy and retained experts in law and accounting.  We anticipate undertaking exploration activity on the Yongfu Property by  summer of 2011.

Our short term business strategy is to conduct exploration activities on the Yongfu Property, laid out in more detail in the “Description of Property” section of this Prospectus and raise sufficient capital to carry out these activities.  If achieve positive results during our exploration activities, we believe we will be able to either develop the Yongfu Property to the point of production or transfer our rights in the property at a profit.

Our long term strategy calls for the acquisition of additional property rights throughout Asia and the undertaking of exploration activities on those properties.  Both our short term and long term strategies are dependent on the ability to raise further capital and there can be no assurance that we will be able to raise such capital.

Market, Customers and Distribution Methods

Although there can be no assurance, large and well capitalized markets are readily available for all metals and precious metals throughout the world. A very sophisticated futures market for the pricing and delivery of future production also exists. At present there are no limitations with respect to the sale of metals or precious metals other than price. The price for metals is affected by a number of global factors, including economic strength and resultant demand for metals for production, fluctuating supplies, mining activities and production by others in the industry, and new and or reduced uses for subject metals.

The mining industry is highly speculative and of a very high risk nature. As such, mining activities involve a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Few mining projects actually become operating mines.

The mining industry is subject to a number of factors, including intense industry competition, high susceptibility to economic conditions (such as price of metal, foreign currency exchange rates, and capital and operating costs), and political conditions (which could affect such things as import and export regulations, foreign ownership restrictions). Furthermore, the mining activities are subject to all hazards incidental to mineral exploration, development and production, as well as risk of damage from earthquakes, any of which could result in work stoppages, damage to or loss of property and equipment and possible environmental damage. Hazards such as unusual or unexpected geological formations and other conditions are also involved in mineral exploration and development.

Currently, China’s domestic lead and zinc production is having trouble fulfilling the domestic demand.  According to official statistics, China’s lead and zinc ores’ production decreased by 2.99% annually for past five years. However, the market demand increased by 9.99% annually for lead ore and by 11.13% for zinc ores. Meanwhile, the under-developed ore excavation crafts in China also resulted in low ore production during the period. As early as 2003, China imported over 311,400 tons of lead ore and over 77,900 tons of zinc ore. In 2005, Guangxi province produced 499,000 tons of zinc ore, whereas the provincial zinc ore demand was 548,900 tons; meanwhile, Guangxi province produced 125,400 tons of lead ore in 2005, whereas the provincial lead ore demand was 137,940 tons during the period.

The price of lead is currently around RMB17,000 per ton in Chinese market. In consideration of the supply is lower than market demand, and such situation of supply short of demand will continue to be lasted in the future. We believe that the market prices of lead and zinc will continue to increase in a stable trend in next several years.

Competition

The mineral exploration industry is highly competitive. We are a new exploration stage company and have a weak competitive position in the industry. We compete with junior and senior mineral exploration companies, independent producers and institutional and individual investors who are actively seeking to acquire mineral exploration properties throughout the world together with the equipment, labor and materials required to operate on those properties. Competition for the acquisition of mineral exploration interests is intense with many mineral exploration leases or concessions available in a competitive bidding process in which we may lack the technological information or expertise available to other bidders.

Many of the mineral exploration companies with which we compete for financing and for the acquisition of mineral exploration properties have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquiring mineral exploration interests of merit or on exploring or developing their mineral exploration properties. This advantage could enable our competitors to acquire mineral exploration properties of greater quality and interest to prospective investors who may choose to finance their additional exploration and development. Such competition could adversely impact our ability to attain the financing necessary for us to acquire further mineral exploration interests or explore and develop our current or future mineral exploration properties.

We also compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to invest in such companies. The presence of competing junior mineral exploration companies may impact our ability to raise additional capital in order to fund our acquisition or exploration programs if investors perceive that investments in our competitors are more attractive based on the merit of their mineral exploration properties or the price of the investment opportunity. In addition, we compete with both junior and senior mineral exploration companies for available resources, including, but not limited to, professional geologists, land specialists, engineers, camp staff, helicopters, float planes and  mineral exploration supplies.

General competitive conditions may be substantially affected by various forms of energy legislation and/or regulation introduced from time to time by the governments of the United States and other countries, as well as factors beyond our control, including international political conditions, overall levels of supply and demand for mineral exploration.

In the face of competition, we may not be successful in acquiring, exploring or developing profitable mineral properties or interests, and we cannot give any assurance that suitable oil and gas properties or interests will be available for our acquisition, exploration or development. Despite this, we hope to compete successfully in the  mineral exploration  industry by:

●	keeping our costs low;

●	relying on the strength of our management’s contacts; and

●	using our size and experience to our advantage by adapting quickly to changing market conditions or responding swiftly to potential opportunities.

Intellectual Property

We do not currently hold rights to any intellectual property and have not filed for copyright or trademark protection for our name or services.

Research and Development

Since our inception to the date of this Prospectus, we have not spent any money on research and development activities.

Reports to Security Holders

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

DESCRIPTION OF PROPERTY

Our business office is located at Our business office is located at Room 602, 6/F East Town Building 41 Lockhart Road Wan Chai, Hong Kong and our registered office is located at 1000 East William Street, Suite 204, Carson City, Nevada, 89701. Our telephone number is 852-21108256.  We pay approximately $500 a year for the use of this office space.

Yongfu Property

Location and Access

The Yongfu Property is situated near BaoAn village in the north of Yongfu County, Guilin City, Guangxi Province, P.R. China, with geographic coordinates of East Longitude 109°45′19″~ 109°46′07″ and North Latitude 25°18′17″~ 25°19′05″.  The property has a mining area of 2.006 Km2 and an excavation elevation of 750m~210m.Access to the property is via a state owned forest highway of approximately 6 miles from BaoAn to the Yongfu Property. There is a provincial Gui Rong Highway connecting BaoAn village with Yongfu County (36km), Guilin City (65km), Liuzhou City (310km) and other areas. The property is conveniently located for ore transport and is less than 60 kilometers to Guilin Liangjiang International Airport, which  has 48 airlines to over 30 Chinese cities and  8 foreign countries/areas; which the we hope will facilitate the business operations of the property if a commercially viable ore body is found.

Ownership Interest

On July 9, 2010 we entered into an option agreement (the “Agreement”) with Guangxi Yongfu Lead Mine Ltd., Co., (“Guangxi”) pursuant to which we purchased an option to acquire an undivided 100% interest in the Yongfu Property.

Our obligations in terms of exercising the option on the property are as follows:

•	paying Guangxi $5,000 upon the execution of the Agreement (already paid) ;
•	paying Guangxi $50,000 on or before the first anniversary of the execution of the Agreement;
•	paying Guangxi $250,000 on or before the second anniversary of the execution of the Agreement;
•	paying Guangxi $500,000 on or before the third anniversary of the execution of the Agreement;
•
paying Guangxi $75,000 on or before each subsequent anniversary of the execution of the Agreement for so long as the option is good standing, with such payments being treated as advance royalty payments to be applied against any Royalty payable; and

•	paying all property payments.

Additionally, we have agreed to incur the following annual work on the property:

•	exploration expenditures on the property of $250,000 on or before the first anniversary of the execution of the Agreement;
•	production expenditures on the property of $350,000 on or before the second anniversary of the execution of the Agreement; and
•	production expenditures on the property of $400,000 on or before the third anniversary of the execution of the Agreement.

If we make all required payments, the Yongfu Property we will own a 100% undivided interest in the Yongfu Property.   Upon the commencement on commercial production on the Yongfu Property, we will also be required to pay a net smelter royalty of 3.5% to Guangxi. There are no other ownership interests in the Yongfu Property except for the overriding title of the Chinese government.

History of Operations, Present Condition and Plan of Exploration

Before 1949, the Yongfu Property was subject to sporadic surface mining by locals and local businesses.  Due to the political changes in the country, there was no activity on this property between 1949 to 1967.  In 1967, the Chinese government established the Yongfu County Lead Mine, a stated-owned company, to exploit by manual and semi-mechanized production on the Yongfu Property.  From 1967 to 2002, the mine produced a total of 12,600 tons of metal lead. From 2002 to 2007, the mine stopped production due to ownership restructuring and system renovation. In January 21, 2007, Guilin Yongfu Zhengxin Mining Ltd., co., a Chinese private company established in 2006, purchased 100% ownership in the Yongfu County Lead Mine from the Chinese government and changed its name to be Guangxi Yongfu Lead Mine Ltd. Guanxi has not yet started production on the property due to low market price of lead and zinc during the period and uncertainty as to the remaining resources on the property.  We acquired our option for the property from Guanxi, the direct owner of the Yongfu Property.

The current state of exploration is minimal and based solely off of historical results from previous mining on the property.  We believe that the property requires additional exploration to determine whether development and production operations are merited.

The Yongfu Property is without known reserves and the proposed program is exploratory in nature.

Our current plan of exploration for the property, assuming that we are able to raise all of the money required to undertake this activity, is as follows:

Description ofPhase of Exploration	Description of Exploration Work Required	Estimated Expenses ($)
	1) Property-wide data compilation	$13,000
Phase 1	2) Measure and sample historic dumps (Geologist and Technician)	$17,000
	3) Sample Costs (including trenching, assaying, and permit upgrades)	$40,000
	4) Metallurgical Evaluation	$30,000

All costs and timings are estimates only, and these may change dramatically depending on unforeseen circumstances arising at each stage of the exploration program and the amount of financing available to us.  There can be no assurance that we will be able to raise the funds required to perform this work, or any funds at all.

We intend to begin Phase 1 of our exploration program once we raise sufficient capital from this offering to proceed with the property-wide data compilation.  If we are able to sell of the shares in this offering, we will also undertake to measure and sample historic dumps and begin new sampling.  We will need to raise additional funds, even if we are able to sell all of the shares in this offering, in order to complete sampling and metallurgical evaluation.   We believe Phase 1, given sufficient funding, will take approximately 4 months.

Once we begin exploration activity, we will use detailed sampling to provide the basis for quality estimates and grades of our mineral discoveries.  We plan to collect samples under the supervision of a geologist who then follows standard procedures for the collection, sample preparation and chain of custody guidelines for the shipment of the samples to a certified commercial laboratory in mainland China. These commercial labs have standard Quality Assurance/Quality Control protocols in place for the various assaying methods that are being used on the samples. In addition, blanks, standards and duplicates will be used to confirm the validity of the results before they are reported.

Whether we decide to undertake the subsequent payments on the Yongfu Property option will depend on the results of our exploration work.

Geology

The property’s mining area surface stratums include a Qingxi set of Cambrian system and Lotus mountain set of Devonian system. The ore body shows a north-south belt in syncline structure. Six ore bodies are found in bottom boulder bed of the Lotus mountain set. The ore body shapes are stratiform and lentoid.

The major mineral metal components of the property are galenite and zinc blende, as the accompanying ores include chalcopyrite, iron pyrite and arsenopyrite; the secondary minerals include malachite, copper flange, chalcosine and ferrohydrite etc. These ores belong to lead (zinc) ore. Additionally, based on previous exploration work performed on the property by Guanxi 270 Geology Survey Institute, an average of 4.52%, Zn (zinc): 5.38%, and Cu (cooper): 1.16% was found.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which our director, officer or affiliate, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock is not traded on any exchange. We intend to apply to have our common stock quoted on the OTC Bulletin Board once this Prospectus has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

HOLDERS

As of the date of this Prospectus there was 1 holder of record of our common stock.

DIVIDENDS

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

EQUITY COMPENSATION PLANS

As of the date of this Prospectus we did not have any equity compensation plans.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:  "believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to "common shares" refer to the common shares in our capital stock.

Overview

We are a development-stage company, incorporated in the State of Nevada on June 14, 2010, as a for-profit company, and an established fiscal year of July 31. We have not yet generated or realized any revenues from business operations. Our auditor has issued a going concerned opinion. This means there is substantial doubt that we can continue as an on-going business for the next twelve (12) months unless we obtain additional capital to pay our bills. Accordingly, we must raise cash from sources other than loans we undertake.

From inception through January 26, 2011 , our business operations have primarily been focused on the startup of our company and the identification of potential exploration property acquisition targets. We have not generated any revenue from business operations. All cash currently held by us is the result of the sale of common stock to our sole director and officer.

If we are unable to raise additional monies, we only have enough capital to cover the costs of this offering and to begin implementing the business and marketing plan. The expenses of this offering include the preparation of this prospectus, the filing of this registration statement and transfer agent fees. Implementing the business and marketing plan includes contacting suppliers. As of January 26, 2011 we had approximately $ 1,000 cash on hand. This cash will not cover the expenses of this offering or working capital requirements for even one month given the undertaking of this offering and expenses involved.

Plan of Operations

We do not have adequate funds to satisfy our working capital requirements for the next twelve months. We will need to raise additional capital to continue our operations. During the 12 months following the completion of this offering, we intend to undertake exploration activities on our property. We believe we must raise an additional $265,000 to pay for expenses associated with our development over the next 12 months. $265,000 will be used to finance anticipated activities during our development plan as described below.

ANTICIPATED EXPENSES	TIMEFRAME	ESTIMATED BUDGET $
Investor Relations	12 Months	$20,000
Payment of first Option installment	12 Months	50,000
Exploration Activities	12 Months	100,000
Legal and Accounting	12 Months	30,000
Capital Raising	12 Months	20,000
General and Administrative	12 Months	45,000
	TOTAL	$265,000

Many of the developments enumerated are dependent on us securing additional financing even if we are able to sell all of the securities offered by this Prospectus. There can be no assurance that we will be able to sell any of the securities offered by this Prospectus or secure additional financing.  If we are able to raise some, but not all funds required to undertake the developments In this event, we will focus on spending available funds on assuring that we retain our reporting status with the SEC and developing our business to attract investors.

If we are unable to raise additional funds we will not be able to complete any of our anticipated business development. Due to the fact that many of the milestones are dependent on each other, if we do not raise any additional capital we will not be able to implement any facets of our business plan.

We intend to pursue capital through public or private financing as well as borrowings and other sources, such as our officer and director in order to finance our businesses activities. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to continue our operations may be significantly hindered.

We have not yet begun the development of any of our anticipated services and even if we do secure adequate financing, there can be no assurance that our services will be accepted by the marketplace and that we will be able to generate revenues.

Our sole Officer and Director will be responsible for business plan development. If we develop our services and are in a position to begin sales, marketing. We intend to hire independent consultants and installers as we deem necessary.

RESULTS OF OPERATIONS

There is no historical financial information about us upon which to base an evaluation of our performance. $ 14,887 of formation and professional fee and other administrative and general expenses   on our operations has occurred as of October 31, 2010 and our only financing activity consisted of the sale of 40,000,000 shares of our common stock to our sole Officer and Director for aggregate proceeds of $20,000.

We have not generated any revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See "Risk Factors"). Our management will attempt to secure financing through various means including borrowing and investing from institutions and private individuals.

Since inception, the majority of our time has been spent refining its business plan, and preparing for a primary financial offering.

Our results of operations are summarized below:

	JUNE 14, 2010 (INCEPTION) TO OCTOBER 31, 2010 ($)	THREE MONTHS ENDED OCTOBER 31, 2010 (UNAUDITED) ($)
Revenue	$0	$0
Expenses	14,877	7,873
Net Loss	$14,877	$7,873
Net Loss per Share - Basic and Diluted	0.00	0.00
Weighted Average Number Shares Outstanding - Basic and Diluted	37,714,286	40,000,000

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this prospectus, we had yet to generate any revenues from our business operations. For the period ended July 31, 2010, we issued 40,000,000 shares of common stock to our sole Officer and Director for cash proceeds of $20,000.

We anticipate needing a minimum of $265,000 in order to effectively execute our business plan over the next twelve months. Currently available cash is not sufficient to allow us to commence full execution of our business plan and even if we sell all of the shares being offered in this Prospectus, it will not be enough to completely execute our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to start executing our business plan. However there can be no assurance that we will be able to raise money in this fashion and have not entered into any agreements that would obligate a third party to provide us with capital.

Through October 31, 2010, we have spent cash of $ 13,877 in our operating activities. We raised the cash amounts to be used in these activities from the sale of common stock to our sole Officer and Director.

As of January 26, 2011 we had approximately $ 1,000 cash on hand.

As of the date of this registration statement, the current funds available to us will not be sufficient to continue maintaining a reporting status.  Management believes if we cannot maintain our reporting status with the SEC we will have to cease all efforts directed towards implementing our business plan. As such, any investment previously made would be lost in its entirety.

We do not currently have any external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

If we are unable to raise the funds partially through this offering we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to keep costs from being more than these estimated amounts or that we will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 2 of our financial statements elsewhere in this Prospectus.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets.

Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

OFF-BALANCE SHEET ARRANGEMENTS

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

INFLATION

The effect of inflation on our revenues and operating results has not been significant.

CRITICAL ACCOUNTING POLICIES

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 3 of the notes to our financial statements for the period from inception to May 31, 2010. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

USE OF ESTIMATES

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the year reported. Actual results may differ from these estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand, demand deposits with banks and liquid investments with an original maturity of three months or less.

LOSS PER SHARE

Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during each period.  Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.  For the period from June 14, 2010 (inception) to July 31, 2010, there were no common stock equivalents and potential dilutive securities; however, if present, a separate computation of diluted loss per share would not have been presented, as these common stock equivalents and potential dilutive securities would have been anti-dilutive due to the Company’s net loss.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

Yichien Yeh, CPA, has audited our Financial Statements for the period from June 14, 2010 (date of inception) through July 31, 2010 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the above period.

MANAGEMENT

Officers and Directors

Our sole Officer and Director will serve until her successor is elected and qualified. Our officers are elected by the board of directors and serve until  her successor(s) is duly elected and qualified, or until  she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and director is set forth below:

NAME	AGE	POSITION(S)
Liuyun Liu	25	President, Secretary/Treasurer Chief Executive Officer Principal Financial Officer and Sole member of the Board of Directors

The person named above has held her offices/positions since the inception of our company and is expected to hold  her offices/positions until the next annual meeting of our stockholders.

Business Experience

Liuyun Liu, SOLE OFFICER AND DIRECTOR

Ms. Liuyun Liu is our founder and has served as our sole officer and director since our inception. Ms. Liu has over 5 years working experience in accounting, budgeting and mining area. From August 2005 to January 2009, she was the accounting officer in Shenzhen Tianbao Mining Co. Until March of 2010, before establishing Wanshan Resource Corp., Ms. Liu was the finance manager in Anhui Province Runji Cement Co., Ltd. Ms Liu holds a Associate Art Degree at Loudi Vocational & Technical College.

Except for Wanshan Resource Corp., which is owned by Ms. Liuyun Liu, none of these companies have ever been our parent, subsidiary or affiliate.

Ms Liu also hold the certified accounting license in P.R. China.

Currently, Ms Liu provides us with services on a full-time basis .

OTHER DIRECTORSHIPS

Ms. Liu does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

CONFLICTS OF INTEREST

Ms. Liu is not obligated to commit her full time and attention to our business and accordingly, she may encounter a conflict of interest in allocating her time between our operations and those of other businesses. In that course of her other business activities she may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which she owes a fiduciary duty. As a result she may have conflicts of interest in determining to which entity a particular business opportunity should be presented. She may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity:

•	the opportunity is within the corporation’s line of business: and

•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

Our sole Officer and Director has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by our sole Officer and Director. Because we do not have any independent directors, our sole Officer and Director believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our sole director established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our sole  Officer and Director has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future.

While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

Our sole Officer and Director is not an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

•	understands generally accepted accounting principles and financial statements,

•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

•	understands internal controls over financial reporting, and

•	understands audit committee functions.

Though Ms. Liu has accounting experience and education, she does not have a full understanding of US GAAP principles as her education and work experience has involved Chinese accounting concepts.

Our Board of Directors is comprised of solely of Ms. Liu who was integral to  our formation and who is a involved in our day to day operations. Ms. Liu does have a professional background in finance or accounting , but has no training in US GAAP. As with most small, early stage companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board of Directors to include one or more independent directors, we intend to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

EXECUTIVE COMPENSATION

We have made no provisions for paying cash or non-cash compensation to our sole Officer and Director. No salaries are being paid at the present time, no salaries or other compensation were paid in cash, or otherwise, for services performed prior to our date of inception, and we do not anticipate that any compensation will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named sole Officer and Director for all services rendered in all capacities to us for the period from inception (June 14, 2010) through July 31 31, 2010.

SUMMARY COMPENSATION TABLE

						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred
Name and		Salary	Bonus	Awards	Awards	Compensation	Compensation	All Other	Total
principal position	Year	($)	($)	($)	($)	($)	Earnings ($)	Compensation	($)

Liuyun Liu CEO	2010	0	0	0	0	0	0	0	0

We have not paid any salaries to our sole Officer and Director as of the date of this Prospectus. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole Officer and Director other than as described herein.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of July 31, 2010.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Liuyun Liu	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Our sole Officer and Director has not adopted a stock option plan. We have no plans to adopt a stock option plan, but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock option plan for our officers and directors and may reserve up to 10% of our outstanding shares of common stock for that purpose.

OPTIONS GRANTS DURING THE LAST FISCAL YEAR / STOCK OPTION PLANS

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our Sole  Director and Officer since our inception; accordingly, no stock options have been granted or exercised by our Sole Director and Officer since we were founded.

AGGREGATED OPTIONS EXERCISES IN LAST FISCAL YEAR

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our sole Officer and Director since our inception; accordingly, no stock options have been granted or exercised by our sole Officer  and Director since we were founded.

LONG-TERM INCENTIVE PLANS AND AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to our sole Officer and Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our Sole Director and Officer or employees or consultants since we were founded.

COMPENSATION OF DIRECTORS

Our sole Officer and Director is not compensated by us for acting as such. She is reimbursed for reasonable out-of-pocket expenses incurred.

There are no arrangements pursuant to which our sole Officer and Director is or will be compensated in the future for any services provided as a Director.

We do not have any agreements for compensating our Director for  her services in  her capacity as a Director, although  Ms. Liu is  expected in the future to receive stock options to purchase shares of our common stock as awarded by our Board of Directors.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are no employment contracts or other contracts or arrangements with Ms. Liu .  There are no compensation plans or arrangements, including payments to be made by us, with respect to Ms. Liu that would result from her resignation, retirement or any other termination. There are no arrangements for Directors, Officers or Employees that would result from a change-in-control.

INDEBTEDNESS OF DIRECTORS, SENIOR OFFICERS, EXECUTIVE OFFICERS AND OTHER MANAGEMENT

Neither our sole Officer and Director nor any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

DIRECTOR COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our sole Officer and Director for all services rendered in all capacities to us for the period from inception (June 14, 2010) through July 31, 2010.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Liuyun Liu	0	0	0	0	0	0	0

At this time, we have not entered into any employment agreements with our sole Officer and Director. If there is sufficient cash flow available from our future operations, we may enter into employment agreements with our sole Officer and Director officer or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what her ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of  her shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class [2]
Common Stock	Liuyun Liu 14 Team of Jinxing Village, Maping District, Wugang City, Hunan, PRC	40,000,000	100%

	All Officers and Directors as a Group (1 person)	40,000,000	100%

[1] The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of her direct and indirect stock holdings. Ms. Liu is the only "promoter" of our company.  Ms. Liu  is also our sole Officer and Director.

[2] Based on 40,000,000 shares issued and outstanding as of the date of this Prospectus.

CHANGE IN CONTROL

We are not aware of any arrangement that might result in a change in control of our company in the future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On March 25, 2010 we issued 40,000,000 shares of our common stock to our sole director and officer at $0.0005 per share for aggregate proceeds of $20,000.

There have been no other transactions since our audit date, July 31, 2010, or any currently proposed transactions in which we are, or plan to be, a participant and in which any related person had or will have a direct or indirect material interest.

DIRECTOR INDEPENDENCE

We do not currently have any independent directors.  Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REPORTS TO SECURITY HOLDERS

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through July 31, 2011, including a Form 10-K for the year ended July 31, 2011, assuming this registration statement is declared effective before that date.  At or prior to July 31, 2011 we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.  We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on July 31, 2011.  If we do not file a registration statement on Form 8-A at or prior to July 31, 2011, we will continue as a reporting company and will not be subject to the proxy statement requirements of the 1934 Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549, under the Securities Act of 1933 a registration statement on Form S-1 of which this prospectus is a part, with respect to the common shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's telephone number is 1-800-SEC-0330 (1-800-732-0330). These SEC filings are also available to the public from commercial document retrieval services.

You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Wanshan Resources Corp. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, we will act as our own transfer agent.

Wanshan Resources Corp.
(An Exploration Stage Company)

Financial Statements

For the Period from June 14, 2010 (Date of Inception)
through July 31, 2010

CONTENTS

Financial Statements:

Wanshan Resources Corp.
(An Exploration Stage Company)

Financial Statements

For the three month period ended October 31, 2010

CONTENTS

Financial Statements:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Wanshan Resources Corp.
(A development stage company)

We have audited the accompanying consolidated balance sheet of Wanshan Resources Corp. as of July 31, 2010 and the related consolidated statement of operations, changes in stockholders’ equity and cash flows for the period from June 14, 2010 (inception) to July 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required at this time, to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wanshan Resources Corp. at July 31, 2010 and the consolidated results of its operations and its cash flows for the period from June 14, 2010 (inception) to July 31, 2010 in conformity with accounting principles generally accepted in the in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no present revenue, its business plan is dependent on completion of intial public offering and the Company’s cash and working capital as of July 31, 2010 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Yichien Yeh, CPA
Forest Hills
September 5, 2010

WANSHAN RESOURCES CORP.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
July 31, 2010

ASSETS
Current Assets
Cash	$20,396
Total Current Assets	20,396

Total Assets	$20,396

LIABILITIES
Current Liabilities
Accrued expenses	$7,000
Other payables - related parties (Note 4)	400
Total Current Liabilities	7,400

Total Liabilities	7,400

STOCKHOLDER'S EQUITY
Preferred stock, par value $0.0001, 50,000,000 shares authorized;
None issued and outstanding	-
Common stock, par value $0.0001, 200,000,000 shares authorized;
40,000,000 shares issued and outstanding (Note 5)	4,000
Additional paid in capital	16,000
Deficit accumulated in development stage	(7,004)

Total Stockholders' equity	12,996

Total Liabilities and stockholder's equity	$20,396

See accompanying notes to consolidated financial statements

WANSHAN RESOURCES CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
From inception (June 14, 2010) to July 31, 2010

Revenue	$-

Expenses
Formation cost and professional fee	7,004

Loss before provision for income tax	(7,004)

Income tax provision	-

Net loss	$(7,004)

Net loss per Share - basic and diluted	$(0.00)

Weighted average shares outstanding - basic and diluted	33,333,333

See accompanying notes to consolidated financial statements

WANSHAN RESOURCES CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
From inception (June 14, 2010) to July 31, 2010

	Preferred Stock		Common Stock		Additional	Deficit
	$0.0001 Par Value		$0.0001 Par Value		Paid-in	Accumulated in
	Shares	Amount	Shares	Amount	Capital	Development Stage	Total

Balance, June 14, 2010 (inception)	-	$-	-	$-	$-	$-	$-

Issuance of common stock	-	-	40,000,000	4,000	16,000	-	20,000

Net loss for the period	-	-	-	-	-	(7,004)	(7,004)

Balance, July 31, 2010	-	$-	40,000,000	$4,000	$16,000	$(7,004)	$12,996

See accompanying notes to consolidated financial statements

WANSHAN RESOURCES CORP.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
From inception (June 14, 2010) to July 31, 2010

Operating Activities:
Net loss	$(7,004)
Changes in operating assets and liabilities:
Increase in accrued expenses	7,000
Net cash used in operating activities	(4)

Financing Activities:
Proceeds from related parties	400
Proceeds from issunace of common stock	20,000
Net cash provided by financing activities	20,400

Increase(decrease) in cash	20,396
Cash at beginning of period	-
Cash at end of period	$20,396

Supplemental Cash Flow Information:
Interest paid	$-
Income tax paid	$-

See accompanying notes to consolidated financial statements

WANSHAN RESOURCES CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FROM INCEPTION (JUNE 14, 2010) TO JULY 31, 2010

Note 1 - ORGANIZATION AND BUSINESS BACKGROUND

Wanshan Resources Corp. (the “Company”) was incorporated in Nevada on June 14, 2010 as a mineral  exploration company. All activity from inception (June 14, 2010) through July 31, 2010 related to the Company’s formation and capital raising activities.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with ASC 915.

Wanshan Resources Corp. (“Wanshan BVI”) was incorporated on July 5, 2010 in English Virgin Islands (“BVI”) under the BVI Business Companies Act, 2004. On July 23, 2010, the Company acquired the sole issued and outstanding share of Wanshan BVI.

Note 2 - GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company has no present revenue. Further, the Company expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern.

There is no assurance that the Company’s plans to raise capital or to consummate a business combination will be successful. No adjustments have been made in the accompanying consolidated financial statements to the amounts and classification of assets and liabilities which could result should the Company be unable to continue as a going concern.

Note 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in U.S. dollars.

Principles of Consolidation
The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in consolidation.

Use of Estimates
In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the year reported. Actual results may differ from these estimates.

Subsequent Events
The Company has evaluated subsequent events through the date that these consolidated financial statements were issued, which was January 26, 2011 .

Fair Value of Financial Instruments
The carrying amount reported in the balance sheet for cash, accrued expenses and other payables approximate fair value because of the immediate or short-term maturity of these financial instruments.

WANSHAN RESOURCES CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FROM INCEPTION (JUNE 14, 2010) TO JULY 31, 2010

Cash and Cash Equivalents
Cash and cash equivalents include cash on hand, demand deposits with banks and liquid investments with an original maturity of three months or less.

Income Tax
The Company accounts for income taxes in accordance with the standard, "Accounting for Income Taxes", codified with ASC 740. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Loss Per Share
Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during each period.  Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.  For the period from June 14, 2010 (inception) to July 31, 2010, there were no common stock equivalents and potential dilutive securities; however, if present, a separate computation of diluted loss per share would not have been presented, as these common stock equivalents and potential dilutive securities would have been anti-dilutive due to the Company’s net loss.

Commitments and contingencies
Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

New Accounting Pronouncements
The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 4 – RELATED PARTY TRANSACTIONS

Other payables-related parties was the deposit made by Ms Liu, Liuyun for the Company’s operation. Ms. Liu, Liuyun is the Company’s sole stockholder, chief executive officer and chief financial officer.

Note 5 – COMMON STOCK

On June 22, 2010, Ms. Liu, Liuyun acquired the Company’s total outstanding 40,000,000 shares at cost of $20,000.

WANSHAN RESOURCES CORP.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS

	October 31, 2010	July 31, 2010
	(Unaudited)
ASSETS
Current Assets
Cash	$6,123	$20,396
Total Current Assets	6,123	20,396

Total Assets	$6,123	$20,396

LIABILITIES
Current Liabilities
Accrued expenses	$1,000	$7,000
Other payables - related parties	-	400
Total Current Liabilities	1,000	7,400

Total Liabilities	1,000	7,400

STOCKHOLDER'S EQUITY
Preferred stock, par value $0.0001, 50,000,000 shares authorized;	-	-
None issued and outstanding
Common stock, par value $0.0001, 200,000,000 shares authorized; 40,000,000 shares issued and outstanding	4,000	4,000
Additional paid in capital	16,000	16,000
Deficit accumulated in development stage	(14,877)	(7,004)
Total Stockholders' equity	5,123	12,996
Total Liabilities and stockholder's equity	$6,123	$20,396

See accompanying notes to consolidated financial statements

WANSHAN RESOURCES CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended October 31, 2010	For the Period from June 14, 2010 (Inception) to October 31, 2010

Revenue	$-	$-

Expenses
Formation cost and professional fee	1,000	8,004
Other adminstrative and general expenses	6,873	6,873

Loss before provision for income tax	(7,873)	(14,877)

Income tax provision	-	-

Net loss	$(7,873)	$(14,877)

Net loss per Share - basic and diluted	$(0.00)	$(0.00)

Weighted average shares outstanding - baisc and diluted	40,000,000	37,714,286

See accompanying notes to consolidated financial statements

WANSHAN RESOURCES CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
FOR THE THREE MONTHS ENDED OCTOBER 31, 2010
(UNAUDITED)

	Preferred Stock $0.0001 Par Value		Common Stock $0.0001 Par Value		Additional Paid-in	Deficit Accumulated
	Shares	Amount	Shares	Amount	Capital	in Development Stage	Total

Balance, June 14, 2010 (inception)	—	$—	—	$—	$—	$—	$—

Issuance of common stock	—	—	40,000,000	4,000	16,000	—	20,000

Net loss for the period	—	—	—	—	—	(7,004)	(7,004)

Balance, July 31, 2010	—	$—	40,000,000	$4,000	$16,000	$(7,004)	$12,996

Net loss for the period	—	—	—	—	—	(7,873)	(7,873)

Balance, October 31, 2010 (Unaudited)	—	$—	40,000,000	$4,000	$16,000	$(14,877)	$5,123

See accompanying notes to consolidated financial statements

WANSHAN RESOURCES CORP.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Three Months Ended October 31, 2010	For the Period from June 14, 2010 (Inception) to October 31, 2010

Operating Activities:
Net loss	$(7,873)	$(14,877)
Changes in operating assets and liabilities:
Increase (Decrease) in accrued expenses	(6,000)	1,000
Net cash used in operating activities	(13,873)	(13,877)

Financing Activities
Proceeds from related parties	-	400
Repayment to related parties	(400)	(400)
Proceeds from issunace of common stock	-	20,000
Net cash provided by (used in) financing activities	(400)	20,000

Increase(decrease) in cash	(14,273)	6,123
Cash at beginning of period	20,396	-
Cash at end of period	$6,123	$6,123

Supplemental Cash Flow Information:
Interest paid	$-	$-
Income tax paid	$-	$-

See accompanying notes to consolidated financial statements

WANSHAN RESOURCES CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED OCTOBER 31, 2010
(UNAUDITED)

Note 1 - ORGANIZATION AND BUSINESS BACKGROUND

Wanshan Resource Corp. (the “Company”) was incorporated in Nevada on June 14, 2010 as an exploration company. Primary activities from inception (June 14, 2010) through October 31, 2010 related to the Company’s formation and capital raising activities.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with ASC 915.

Wanshan Resource Corp. (“Wanshan BVI”) was incorporated on July 5, 2010 in English Virgin Islands (“BVI”) under the BVI Business Companies Act, 2004. On July 23, 2010, the Company acquired sole share of Wanshan BVI.

Note 2 - GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company has no present revenue. Further, the Company expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern. No adjustments have been made in the accompanying consolidated financial statements to the amounts and classification of assets and liabilities which could result should the Company be unable to continue as a going concern."

Note 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in U.S. dollars.

These consolidated financial statements have been prepared in accordance with U.S. GAAP for interim financial information and the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods have been included. These consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the period from June 14, 2010 (inception) to July 31, 2010 and notes. Interim results are not necessarily indicative of the results for the full year.

Principles of Consolidation
The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in consolidation.

Use of Estimates
In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the year reported. Actual results may differ from these estimates.

WANSHAN RESOURCES CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED OCTOBER 31, 2010
(UNAUDITED)

Fair Value of Financial Instruments
The carrying amount reported in the balance sheet for cash, accrued expenses and other payables approximate fair value because of the immediate or short-term maturity of these financial instruments.

Cash and Cash Equivalents
Cash and cash equivalents include cash on hand, demand deposits with banks and liquid investments with an original maturity of three months or less.

Income Tax
The Company accounts for income taxes in accordance with the standard, "Accounting for Income Taxes", codified with ASC 740. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Loss Per Share
Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during each period.  Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.  For the three months ended October 31, 2010, there were no common stock equivalents and potential dilutive securities; however, if present, a separate computation of diluted loss per share would not have been presented, as these common stock equivalents and potential dilutive securities would have been anti-dilutive due to the Company’s net loss.

Commitments and contingencies
Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

New Accounting Pronouncements
The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 4 – RELATED PARTY TRANSACTIONS

Other payables-related parties were the deposit made by Ms Liu, Liuyun for the Company’s operation. Ms. Liu, Liuyun is the Company’s sole stockholder, chief executive officer and chief financial officer.

Note 5 – COMMON STOCK

On June 22, 2010, Ms. Liu, Liuyun acquired the Company’s total outstanding 40,000,000 shares at cost of $20,000.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in  her capacity as such, is as follows:

●	Article VII of our Bylaws, filed as Exhibit 3.2 to this Registration Statement; and

●	Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in  her capacity as a director or officer unless it is proven that:

(a)	her act or failure to act constituted a breach of her fiduciary duties as a director or officer; and

(b)	her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by  her in connection with the action, suit or proceeding if she :

(a)	is not liable pursuant to NRS 78.138; or

(b)
acted in good faith and in a manner which she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe  her conduct was unlawful.

2.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by  her in connection with the defense or settlement of the action or suit if she :

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which she reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify  her against expenses, including attorneys’ fees, actually and reasonably incurred by her in connection with the defense.

Our Bylaws

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

Securities and Exchange Commission registration fee	$4
Printing Fees	$500
Transfer Agent Fees	$2,496
Accounting fees and expenses	$3,000
Legal fees and expenses	$9,000
TOTAL	$15,000

RECENT SALES OF UNREGISTERED SECURITIES

During the last three fiscal years we have had the following issuances of unregistered securities:

In March of 2010, we issued 40,000,000 shares of our common stock to Liuyun Liu, our founder, in exchange for cash of $20,000. We relied upon Section 4(2) of the Securities Act, which exempts from registration "transactions by an issuer not involving any public offering.

EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.	DOCUMENT DESCRIPTION
3.1	Articles of Incorporation of Wanshan Resources Corp. (1)
3.2	Bylaws of Wanshan Resources Corp. (1)
4.1	Specimen Stock Certificate of Wanshan Resources Corp. (1)
5.1	Opinion of Counsel (1)
10.1	Property Option Agreement with Guangxi Yongfu Lead Mine Ltd., Co. dated July 9, 2010 (1)
10.2	Office Lease Agreement
23.1	Consent of Accountants
23.2	Consent of Counsel (included in Exhibit 5.1) (1)
99.1	Subscription Agreement for Wanshan Resources Corp. (1)

(1) Previously included as an exhibit to our Registration Statement on Form S-1 filed on October 21, 2010.

UNDERTAKINGS

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong, on January 28, 2011 .

WANSHAN RESOURCES CORP.
By:	/s/ Liuyun Liu
Liuyun Liu, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Liuyun Liu	President, Chief Executive Officer, Chief Financial Officer, Principal	January 28, 2011
Liuyun Liu	Accounting Officer, Secretary, Treasurer, Director